SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                              FORM 8-K


                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 1, 1998

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674
(Commission File Number)

94-3283464
(IRS Employer Identification No.)

2260 Douglas Boulevard, Suite 280, Roseville, California  95661
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (916) 772-2221

Not Applicable
(Former name or former address, if changed since last report.)

               INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.   Acquisition or Disposition of Assets

          On June 1, 1998, Waste Connections of Utah, Inc. ("WCI-Utah"), a Delaware corporation wholly owned by Waste Connections, Inc. ("WCI"), acquired substantially all of the business assets of Contractor's Waste Removal, L.C. ("CWR") from CWR. CWR is a Utah limited liability company that was engaged in solid waste collection and transportation in Orem, Utah. The assets acquired include trucks, containers, equipment, contracts, governmental permits, intellectual property and goodwill. WCI-Utah intends to use the acquired assets to continue CWR's solid waste collection and transportation business in Utah.

          The purchase price was approximately $5.93 million, consisting of approximately $3.75 million in cash (less certain indebtedness of CWR) paid at the closing, 76,923 shares of WCI Common Stock, $1.0 million in cash to be used to purchase additional shares of WCI Common Stock in the open market, and notes in the aggregate amount of $180,000 payable to the CWR members. In addition, CWR may receive additional shares of WCI Common Stock if, during specified periods, WCI-Utah attains specified revenue and earnings targets or CWR or its members provide certain services to WCI-Utah.

          The purchase price of the acquisition was determined based on the consideration paid by WCI for similar acquisitions in the western United States. The cash portion of the acquisition was funded with borrowings under WCI's credit facility with BankBoston, N.A.

Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a) Financial Statements of Businesses Acquired. Pursuant to Rule 3.05(b) of Regulation S-X, the financial statements of CWR are not required to be included in this Form 8-K.

     (b)  Pro Forma Financial Information.  Pursuant to Rule
3.05(b) of Regulation S-X, pro forma financial information relating to CWR is not required to be included in this Form 8-K.

     (c) Exhibits.

10.1 Asset Purchase Agreement dated as of June 1, 1998, by and among CWI, Waste Connections of
                              Utah, Inc., Contractor's Waste
                              Removal, L.C. and Brad Kitchen, Heath
                              Johnston and R. Scott McQuarrie

99.1                          CWI's Press Release released
                              June 15, 1998

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WASTE CONNECTIONS, INC.
                              (Registrant)

Date:  June 15, 1998          By   /s/ Ronald J. Mittelstaedt
                              Ronald J. Mittelstaedt
                              President and Chief Executive Officer

                          EXHIBIT INDEX


10.1 Asset Purchase Agreement dated as of June 1, 1998, by and among CWI, Waste Connections of
                              Utah, Inc., Contractor's Waste
                              Removal, L.C. and Brad Kitchen, Heath
                              Johnston and R. Scott McQuarrie

99.1                          CWI's Press Release released
                              June 15, 1998

                                                       Exhibit 10.1

                         ASSET PURCHASE AGREEMENT

               Dated as of June 1, 1998, by and among


                    Waste Connections, Inc.,
               Waste Connections of Utah, Inc.
                              and
               Contractor's Waste Removal, L.C.
                              and
     Brad Kitchen, Heath Johnston and R. Scott McQuarrie

                    ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT, dated as of June 1, 1998, entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Waste Connections of Utah, Inc., a Delaware corporation ("Buyer"), Contractor's Waste Removal, L.C., a Utah limited liability company ("Seller"), and Brad Kitchen, Heath Johnston and
R. Scott McQuarrie (the "Members").

     WHEREAS, Seller is engaged in the collection and transportation of solid waste in the City of Orem, Utah, and other related activities (collectively, the "Business"). The Business is generally conducted using two types of systems, one which is commonly known in the waste collection and transportation industry as a Roll-off system (the "Roll-off Business") and one which is commonly known as a Front-load system (the "Front-load Business");

     WHEREAS, the Members own all of the limited liability company membership interests of the Seller; and

     WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, substantially all of the assets, properties, rights, privileges and interests owned leased, held or used by Seller in connection with the operation of the Business except certain nonbusiness related assets.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

     1.   PURCHASE AND SALE OF ASSETS.

          1.1 Sale and Transfer of Assets. Subject to and in accordance with the terms and conditions of this Agreement, at the Closing on the Closing Date (as defined below) Seller shall convey, transfer, deliver and assign to Buyer, and Buyer shall accept from Seller all of the assets, rights, privileges and interests, tangible, intangible, real, personal or mixed, and wherever located, now or hereafter owned, leased, held or used primarily in connection with the ownership, operation and management of the Business, including without limitation (collectively, the "Assets"):

               (a) the trucks, containers, operating machinery and equipment, processing equipment, shop tools, parts, supplies, accessories, inventory, physical assets and other tangible personal property used primarily in connection with the ownership,operation and management of the Business;

               (b) all contracts, leases, agreements, customer accounts, commitments and arrangements specifically identified in
Schedule 3.12(a) as contracts contemplated to be assumed by Buyer pursuant to this Agreement (the "Assumed Contracts");

               (c) all permits, licenses, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents from any and all governmental authorities constituting a material authorization or entitlement or otherwise material to the operation or management of the Business owned by, issued to, or held by or otherwise benefiting Seller (the "Governmental Permits");

               (d) all customer lists of Seller relating to the Business;

               (e) the logos, trade names, fictitious business names and service marks of Seller, including without limitation, the right to use the name "Contractor's Waste Removal";

               (f)  the goodwill of the Business;

               (g) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Seller on or prior to the Closing Date;

               (h) all accounts receivable, deposits, credits, prepaid expenses, advance payments, claims or rights relating to the Assets or the Business arising after the Closing Date, all guarantees, warranties, indemnities and similar rights in favor of Seller with respect to any of the Assets and all books and records primarily in connection with the operation of the Business; and

               (i) All operating and financial records relating to the Business, including without limitation all ledgers, books of account, deprecation schedules, inventory information, records relating to payables and receivables, cancelled checks, bank statements, equipment records, maintenance records, disposal records and information concerning customers.

Notwithstanding the foregoing, Buyer shall not acquire any of the assets listed on Schedule 3.2 (the "Excluded Assets").

          1.2 Assumption by Buyer of Certain Contracts. Buyer hereby assumes and agrees to pay, perform and discharge in a timely manner, effective the day after the Closing Date, (i) all of the obligations, liabilities and commitments of Seller accruing after the Closing Date under or with respect to each Assumed Contract, but not including any obligation or liability for any breach thereof occurring on or prior to the Closing Date, (ii) all of the Closing Date Current Liabilities (as defined in Section 3.19(b)) and (iii) all of the Closing Date Debt (as defined in Section 3.19(a)).

          1.3 Excluded Liabilities. Notwithstanding the provisions of Section 1.2 or any other provision hereof or any Schedule or Exhibit hereto and regardless of any disclosure to Buyer, Buyer shall not assume or be bound by any other duties, responsibilities, obligations, indebtedness or other liabilities of Seller or to which Seller or any of the Assets or the Business may be bound or affected, of whatever kind or nature, whether known, unknown, contingent or otherwise, arising before, on or after the Closing Date (including without limitation trade payables and taxes arising from the operation of the Business or the sale of the Assets) except, as to obligations and liabilities arising after the Closing Date only, those obligations and liabilities expressly assumed by Buyer pursuant to Section 1.2 (the "Excluded Liabilities").

          1.4 Purchase Price. The purchase price (the "Purchase Price") for the Assets shall be Five Million Seven Hundred Fifty Thousand Dollars ($5,750,000), (i) minus the Closing Date Debt and
(ii) plus or minus, as the case may be, the amount by which the Closing Date Current Assets (as defined in Section 3.19(b)) are greater or less than the Closing Date Current Liabilities (the difference between the Closing Date Current Assets and Closing Date Current Liabilties is herein referred to as the "Closing Date Working Capital Adjustment"). The Purchase Price shall be paid as provided in Section 1.5.

          1.5 Payment of Purchase Price. The Purchase Price shall be payable as follows: (i) WCI shall pay Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000), minus the Closing Date Debt, in cash to the Seller at the Closing by wire transfer or check payable in clearinghouse funds; (ii) WCI shall deliver to Seller Seventy Six Thousand Nine Hundred Twenty Three (76,923) restricted shares of WCI's Common Stock, $0.01 par value (the "WCI Stock"); (iii) WCI shall pay One Million Dollars ($1,000,000) in cash to the Seller at the Closing by wire transfer or check payable in clearinghouse funds, which Seller must entirely use to purchase, with WCI's assistance, unrestricted shares of WCI's Common Stock, $0.01 par value, in the open market within ten (10) business days of one (1) day after the Closing Date; (iv) WCI shall pay the Closing Date Debt by wire transfer to the holders of such debt; and
(v) within 90 days after the Closing Date, Buyer and Seller shall determine the actual Closing Date Current Assets and Closing Date Current Liabilities, which difference shall adjust the Purchase Price as described below. The Purchase Price paid at the Closing will be based on Schedule 3.19(a) and Schedule 3.19(b) as delivered at the Closing, which the parties understand will include only estimates of the Closing Date Debt, the Closing Date Current Assets and Closing Date Current Liabilities as of the Closing Date.
Within 90 days after the Closing Date, Buyer and Seller will determine the actual Closing Date Debt, the actual Closing Date Current Assets and the actual Closing Date Current Liabilties. If the Purchase Price increases, Buyer will promptly pay any additional amount due to Seller; if the Purchase Price declines, Seller will promptly repay any amount due to Buyer. The adjustments made to the Purchase Price based on the actual Closing Date Debt and the Closing Date Working Capital Adjustment shall be paid in cash.

          1.6 Certain Taxes. Seller shall pay any and all sales, use, excise, transfer and conveyance taxes payable or assessable in connection with or as a result of the transfer of the Assets under the terms of this Agreement and the transactions contemplated hereby. Buyer shall not be responsible for any business, occupation, withholding, possessory interest or similar tax or assessment or any other tax or fee of any kind relating to any period on or prior to the Closing Date with respect to Seller, the Assets or the ownership, operation or management of the Business.

          1.7 Installment Note. WCI shall also deliver to each of Brad Kitchen, Heath Johnston and Craig Lewis a non-interest bearing promissory note (the "Notes") in the principal amount of Sixty Thousand Dollars ($60,000) each, which Notes shall be unsecured and paid to each of them respectively in twenty-four (24) equal monthly installments of Two Thousand Five Hundred Dollars ($2,500) and shall be substantially in the form of Exhibit 1.7 attached hereto.

          1.8  Allocation of Purchase Price.  Fifty Thousand
Dollars ($50,000) of the Purchase Price shall be allocated to the covenant not to compete described in Section 10.1(a) hereof and the balance of the Purchase Price shall be allocated to the Assets in accordance with Schedule 1.8.

          1.9 Additional Contingent Purchase Price. The Purchase Price may be increased by the additional contingent payments described in this section.

               (a) If Buyer's gross revenue ("Gross Revenue") and earnings before income taxes, depreciation and amortization ("EBITDA") attributable exclusively to Buyer's Roll-off Business are at least Two Million Eight Hundred Thousand Dollars ($2,800,000) and One Million Dollars ($1,000,000) respectively, for the period June 1, 1998 to July 31, 1999, WCI shall pay to Seller a number of shares ("Shares") of WCI Stock, calculated by dividing One Million Dollars ($1,000,000) by the Market Price (as defined below). This contingent payment may be priced over four (4) periods (collectively, the "Periods" and each, a "Period") as follows: (i) for each Period that Gross Revenue and EBITDA are at least Seven Hundred Thousand Dollars ($700,000) and Two Hundred Fifty Thousand Dollars ($250,000), respectively (the "Targets"), a certain number of Shares will be determined at such time by dividing Two Hundred Fifty Thousand Dollars ($250,000) by the Market Price as of the end of each such Period; and (ii) notwithstanding (i), if Gross Revenue and EBITDA do not meet the Targets for a given Period, but at least average the Targets for the first and second Periods combined, the first, second and third Periods combined or all four Periods combined, a number of Shares will be determined (in addition to that number of Shares determined pursuant to (i)) as of end of the latest Period of the above Period combinations in which such average Targets have been achieved (the "Latest Period") by dividing (A) the product of (1) $250,000 and
(2) the difference between the number of the Latest Period (i.e., 2 for the second Period, 3 for the third Period and 4 for the fourth Period) and the number of Periods, other than the Latest Period, in which the Targets have been achieved, by (B) the Market Price as of the end of the Latest Period. By way of example and not limitation, if the average Targets are met for the first and second Periods combined, (1) a number of Shares will be determined as of the end of the second Period by dividing Five Hundred Thousand Dollars ($500,000) by the Market Price as of the end second Period (if the Targets are not met for the first Period, but are met for the second Period) or (2) a number of Shares will be determined as of the end of the first Period by dividing Two Hundred Fifty Thousand Dollars ($250,000) by the Market Price as of the end of the first Period and an additional number of Shares will be determined as of the end of the second Period by dividing Two Hundred Fifty Thousand Dollars ($250,000) by the Market Price as of the end of the second Period (if the Targets are met for the first Period, but are not met for the second Period). The Periods shall be divided as follows: June 1, 1998 to August 31, 1998; September 1, 1998 to November 30, 1998; December 1, 1998 to March 31, 1999;
and April 1, 1999 to July 31, 1999. Net Revenue and EBITDA shall be calculated without taking into account any other Roll-off Business acquisitions by Buyer after June 1, 1998. For purposes of this Agreement, "Market Price" means, for each Period, the average closing price of the WCI Stock as quoted on the NASDAQ Stock Market or the principal exchange for the WCI Stock for the five (5) successive days for which a closing price is quoted ending on the last day of that Period;

               (b) If WCI acquires, by stock or asset purchase, merger or other business combination, any other company engaged in any type of business primarily in Utah and introduced to Buyer by Seller or a Member, at any time between the Closing Date and December 31, 1998, whose combined Net Revenue is at least Three Million Five Hundred Thousand Dollars ($3,500,000) and whose combined EBITDA ratio (as defined in Section 9) (the "EBITDA Ratio") does not exceed 5:1, for the period June 1, 1998 to December 31, 1998, WCI shall pay to Seller a number of Shares, calculated by dividing One Million Dollars ($1,000,000) by the Market Price. This contingent payment may be priced over four (4) Periods in the same manner as described in Section 1.9(a), except that the Targets shall be Eight Hundred Seventy Five Thousand Dollars ($875,000) for Net Revenue and 5:1 for the EBITDA Ratio. The Periods shall be divided as follows: June 1, 1998 to July 31, 1998; August 1, 1998 to September 30, 1998; October 1, 1998 to November 30, 1998; and December 1, 1998 to December 31, 1998;

          (c) If Buyer's Net Revenue and EBITDA attributable exclusively to Buyer's Front-Load Business are at least Three Million Five Hundred Thousand Dollars ($3,500,000) and Seven Hundred Thousand Dollars ($700,000) respectively, for the period June 1, 1998 to December 31, 2000, WCI shall pay to Seller a number of Shares, calculated by dividing One Million Dollars ($1,000,000) by the Market Price. This contingent payment may be priced over four (4) Periods in the same manner as described in Section 1.9(a), except that the Targets shall be Eight Hundred Seventy Five Thousand Dollars ($875,000) for Net Revenue and One Hundred Seventy Five Thousand Dollars ($175,000) for EBITDA. The Periods shall be divided as follows: June 1, 1998 to January 31, 1999; February 1, 1999 to September 30, 1999; October 1, 1999 to May 31, 2000; and June 1, 2000 to December 31, 2000. Net Revenue and EBITDA shall be calculated without taking into account any other Front-Load Business acquisitions by Buyer after June 1, 1998.

               (d) The parties expressly acknowledge that the contingent payments described in (a), (b) and (c) shall not be earned or paid over four (4) Periods. The Periods and Targets are used only as a pricing mechanism for the Shares. The total dollar amounts or ratio, as the case may be, for the entire periods set forth in each of (a), (b) and (c) must be achieved before the applicable contingent payment will be owed and paid to Seller.

     2.   CLOSING TIME AND PLACE

     Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "Closing") shall take place at such time on June 1, 1998 (the "Closing Date"), at the offices of Shartsis, Friese & Ginsburg LLP, in San Francisco, California, or through an exchange of consideration and signed documents using overnight courier service. At the Closing, Buyer and Seller shall deliver to each other the documents, instruments and other items described in Section 5 of this Agreement. For financial reporting purposes, the Closing will be deemed effective June 1, 1998.

     3.   REPRESENTATIONS AND WARRANTIES OF SELLER AND THE MEMBERS

     Seller and the Members, jointly and severally, (i) represent and warrant that each of the following representations and warranties is true as of the Closing Date, and (ii) agree that such representations and warranties shall survive the Closing.

          3.1 Standing and Authority for the Business. Seller is duly organized, validly existing and in good standing under the laws of the State of Utah. Seller has full power and authority to own and lease the Assets and to carry on the Business as now conducted. Seller is not required to be qualified or licensed to conduct business as a foreign company in any other jurisdiction where the failure to qualify would have a material adverse effect on the Seller.

          3.2 All Assets Being Acquired. The Assets being acquired by Buyer hereunder constitute all of the assets of Seller used and necessary to conduct and operate the Business as presently conducted and operated (other than certain assets set forth on Schedule 3.2, which are the Excluded Assets).

          3.3 Authority for Agreement. Seller and each of the Members have full right, power and authority to enter into this Agreement and to perform its or his obligations hereunder. The execution and delivery of this Agreement by Seller has been duly authorized by Seller's managers and/or members. This Agreement has been duly and validly executed and delivered by Seller and each of the Members and, subject to the due authorization, execution and delivery by WCI and Buyer, constitutes the legal, valid and binding obligation of Seller and each of the Members, enforceable against Seller and each of the Members in accordance with its terms.

          3.4  No Breach or Default.  Except as disclosed on
Schedule 3.4, the execution and delivery by Seller and each of the Members of this Agreement, and the consummation by Seller and each of the Members of the transactions contemplated hereby, will not:

               (a) result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, any mortgage, lease, note, bond, indenture, or material contract, agreement, license or other instrument or obligation of any kind or nature to which Seller or any of the Members is a party, or by which Seller or the Assets, are or may be bound or affected; or

               (b) violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority;

               (c)  violate the Articles of Organization of Seller;
or

               (c) violate any agreements to which any Member is a party relating to the Assets and the Business.

          3.5 Financial Statements. Seller has delivered to Buyer, as Schedule 3.5, copies of the financial statements ("Financial Statements") for its three most recent fiscal years, compiled by Hawkins, Cloward & Simister, LC, Certified Public Accountants, and interim financial statements for the period ended March 31, 1998 (the "Balance Sheet Date"). The Financial Statements are true and correct and fairly present the financial condition and results of operations of the Business for the respective periods indicated. The Financial Statements for the years ending 1995, 1996 and 1997 were prepared on the income tax basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles. Except as disclosed on Schedules 3.5, 3.6, 3.19(a) or 3.19(b), Seller had, as of the Balance Sheet Date, and will have, as of the Closing Date, no liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due.

          3.6  Liabilities.  Parts I, II, III and IV of Schedule
3.6, are accurate lists and descriptions of all liabilities of Seller relating to the Business required to be described below in the format set forth below.

               (a) Part I of Schedule 3.6 lists, as of the Closing Date, other than with respect to trade payables and as of the end of the month prior to the Closing Date with respect to trade payables, all indebtedness for money borrowed and all other fixed and uncontested liabilities of any kind, character and description, whether reflected or not reflected on the Financial Statements and whether accrued or absolute, and states as to each such liability the amount of such liability and to whom payable. From the end of the month prior to the Closing Date, trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.

               (b) Part II of Schedule 3.6 lists, as of the Closing Date, all claims, suits and proceedings which are pending against Seller relating to the Business and, to the knowledge of Seller, all material contingent liabilities and all material claims, suits and proceedings threatened or anticipated against Seller relating to the Business. For each such liability, Part II of Schedule 3.6 includes a summary description of such liability, including, without limitation: (i) the name of each court, agency, bureau, board or body before which any such claim, suit or proceeding is pending, including, without limitation, those arising under Environmental Laws (as defined in Section 3.20), those relating to personal injury or property damage (including all workers' compensation and occupational disease and injury claims, suits and proceedings) and those citations arising under the Federal Occupational Safety and Health Act or any comparable state law, (ii) the date such claim, suit or proceeding was instituted,
(iii) the parties to such claim, suit or proceeding, (iv) a description of the factual basis alleged to underlie such claim, suit or proceeding, including the date or dates of all material occurrences, and (v) the amount claimed and other relief sought.

               (c) Part III of Schedule 3.6 lists, as of the Closing Date and to the extent not otherwise included in Part I of
Schedule 3.6, all material liens, claims and encumbrances secured by any of the Assets, including a description of the nature of such lien, claim or encumbrance, the amount secured if it secures a liability, the nature of the obligation secured, and the party holding such lien, claim or encumbrance.

               (d) Part IV of Schedule 3.6 lists, as of the Closing Date and to the extent not otherwise included in Part I or
Part III of Schedule 3.6, all real property and material personal property leasehold interests to which Seller is a party as lessor or lessee relating to the Business or affecting or relating to any Facility Property (as described in Section 3.8).

          3.7  Conduct of the Business.  Except as set forth on
Schedule 3.7, since the Balance Sheet Date and prior to the
Closing:

               (a) The Business has been conducted only in the ordinary course of business consistent with past practices; and

               (b) There has been no change in Seller's financial condition, the Assets, liabilities (contingent or otherwise), income or operations of Seller relating to the Business other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse, or which could have a material adverse effect on the financial condition, Assets, liabilities (contingent or otherwise), income or operations of the Business.

          3.8  Permits and Licenses.

               (a) Schedule 3.8(a) is a full and complete list, and includes copies, of all material permits, licenses, franchises, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents constituting a material authorization or entitlement or otherwise material to the operation of the Business by Seller (collectively the "Governmental Permits") owned by, issued to, held by or otherwise benefiting Seller as of the Closing Date. The status of the Governmental Permits related to the disposal areas owned or used by Seller, including, without limitation, any conditions thereto and, if applicable, the expiration dates thereof, are also described in Schedule 3.8(a).
Schedule 3.8(a) also sets forth the name of any governmental agency from whom Seller or Buyer must obtain consent (the "Required Governmental Consents") in order to effect a direct or indirect transfer of the Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.8(a), all of the Governmental Permits enumerated and listed on Schedule 3.8(a) are and will be adequate for the operation of the Business of Seller and of each Facility Property as presently operated and are valid and in full force and effect. All of said Governmental Permits and agreements have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of Seller, threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Seller has no knowledge of any reason why all such Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

               (b)  As part of Schedule 3.8(a), Seller has
delivered to Buyer: (i) all records, notifications, reports, permit and license applications, engineering and geologic studies, and environmental impact reports, tests or assessments (collectively, "Records, Notifications and Reports") that (A) are material to the operation of the Business, or (B) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (C) were filed with or submitted to appropriate governmental agencies during the past five years by Seller or their agents, and (ii) all material notifications from such governmental agencies to Seller or their agents in response to or relating to any of such Records, Notifications and Reports.

               (c) Schedule 3.8(c) lists, as of the Closing Date, each facility leased, operated or otherwise used by Seller for the Business, the lease, operation or use of which is being transferred to, assumed by or otherwise acquired directly or indirectly by Buyer pursuant to this Agreement (each, a "Facility" and collectively, the "Facilities"). Except as otherwise disclosed on Schedule 3.8(c):

                    (1) Each Facility is fully licensed, permitted and authorized to carry on its current business under all applicable federal, state and local statutes, orders, approvals, zoning or land use requirements, rules and regulations and no Facility is a non-conforming use or otherwise subject to any restrictions regarding reconstruction.

                    (2)  All activities and operations at each
Facility are being and have been conducted in compliance in all material respects with the requirements, criteria, standards and conditions set forth in all applicable federal, state and local statutes, orders, approvals, permits, zoning or land use requirements and restrictions, variances, licenses, rules and regulations.

                    (3) Each Facility is located on real property owned or leased by Seller (each a "Facility Property"). The Facility Properties leased by Seller consist only of one parcel where the Business offices are located and two parcels where Seller's trucks and equipment are stored.

                    (4)  To Seller's knowledge, there are no
circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any Facility's site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility owned by Seller, any of the Members or any Affiliate (as hereinafter defined) of any of the Members and leased to Seller to be used in the Business after the Closing, and to the knowledge of Seller there are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any such Facility.

               (d) Seller does not currently own, operate or control, and has never in the past owned, operated or controlled, any landfill or treatment, storage or disposal facility.

          3.9  Intentionally Omitted.

          3.10 Fixed Assets.

               (a) Schedule 3.10(a) lists, as of the Closing Date, substantially all the fixed assets (other than real estate) of Seller used in the Business, including, without limitation, identification of each vehicle by description and serial number, identification of machinery, equipment and general descriptions of parts, supplies and inventory. Except as described on Schedule 3.10(a), all of Seller's containers, vehicles, machinery and equipment necessary for the operation of the Business are in good working order and condition, normal wear and tear excepted, and all of the motor vehicles and other rolling stock of Seller are in material compliance with all applicable laws, rules and regulations. All such vehicles, machinery and equipment are substantially fit for the purposes for which they are utilized and are free from defects which could cause them to fail. All leases of fixed assets are in full force and effect and binding upon the parties thereto; neither Seller nor any other party to such leases is in breach of any of the material provisions thereof.

               (b) Seller has good, valid and marketable title to all personal properties and assets, tangible and intangible, actually used or necessary for the conduct of the Business, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; and (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value of the property subject thereto, do not materially impair the value of the Business or the Assets, and have arisen only in the ordinary course of business and consistent with past practice. There are and as of the Closing Date will be no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Assets, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

          3.11 Acquisition/Disposal of Assets. Except as indicated on Schedule 3.11, since the Balance Sheet Date, Seller has not acquired or sold or otherwise disposed of any properties or assets which, singly or in the aggregate, have a value in excess of $5,000, or which are material to the operation of the Business as presently conducted.

          3.12 Contracts and Agreements; Adverse Restrictions;
Judgments, Orders, Etc.

               (a) Schedule 3.12(a) lists, as of the Closing Date, and includes copies of, all insurance policies, material contracts and agreements relating to the Business to which Seller is a party or by which any of the Assets is bound (including,but not limited to, joint venture or partnership agreements, contracts with any labor organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements) (the "Assumed Contracts"). Except as disclosed on Schedule 3.12(a), all such contracts and agreements included in Schedule 3.12(a) are and on the Closing Date shall be in full force and effect and binding upon the parties thereto. Except as described or cross referenced on
Schedule 3.12(a), neither Seller nor, to Seller's or any of the Members' knowledge, any other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified Seller or any of the Members of a default thereunder, or exercised any options thereunder.

               (b) Except as set forth on Schedule 3.12(b), there is no outstanding judgment, order, writ, injunction or decree against Seller, the result of which could materially adversely affect Seller, the Business or any of the Assets, nor has Seller been notified that any such judgment, order, writ, injunction or decree has been requested.

          3.13 Personnel. Schedule 3.13 is a complete list, as of the Closing Date,of all employees (by type or classification) of Seller relating to the Business and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with employees.
Schedule 3.13 also lists the driver's license number for each driver of motor vehicles used in the Business.

          3.14 Benefit Plans and Union Contracts.

               (a) Schedule 3.14(a) is a complete list as of the Closing Date, and includes complete copies, of all employee benefit plans and agreements currently maintained or contributed to by Seller relating to the Business, including employment agreements and any other agreements containing "golden parachute" provisions, retirement plans, welfare benefit plans and deferred compensation agreements, together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Closing Date. Except for the employee benefit plans described on Schedule 3.14(a), Seller has no other pension, profit sharing, deferred compensation, or other employee benefit plans or arrangements with any party. Except as disclosed on
Schedule 3.14(a), all employee benefit plans listed on Schedule 3.14(a) are fully funded and in substantial compliance with all applicable federal, state and local statutes, ordinances and regulations. All such plans that are intended to qualify under
Section 401(a) of the Internal Revenue Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 3.14(a).
All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.14(a). All employee benefit plans listed on such Schedule have been operated in accordance with the terms and provisions of the plan documents and all related documents and policies. Seller has not incurred any liability for excise tax or penalty due to the Internal Revenue Service or U.S. Department of Labor nor any liability to the Pension Benefit Guaranty Corporation for any employee benefit plan, nor have Seller, nor party-in-interest or disqualified person, engaged in any transaction or other activity which would give rise to such liability. Seller has not participated in or made contributions to any "multi-employer plan" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), nor would Seller be subject to any withdrawal liability with respect to such a plan if any such employer withdrew from such a plan immediately prior to the Closing Date. No employee pension benefit plan is under funded on a termination basis as of the date of this Agreement.

               (b) Schedule 3.14(b) is a complete list, as of the Closing Date, and includes complete copies of all union contracts and agreements between Seller and any collective bargaining group relating to the Business. In the operation of the Business, Seller has complied in all material respects with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and are not engaged in any unfair labor practice. There is no charge pending nor, to Seller's or the Members' knowledge, is there any charge threatened against Seller relating to the Business before any court or agency and alleging unlawful discrimination in employment practices. There is no charge of or proceeding with regard to any unfair labor practice relating to the Business that is pending before the National Labor Relations Board. There is no labor strike, dispute, slow down or stoppage as of the Closing Date, existing or threatened against Seller relating to the Business; no union organizational activity exists respecting employees of Seller relating to the Business not currently subject to a collective bargaining agreement; except as set forth on Schedule 3.14(b), the Business has not experienced any work stoppage or material labor difficulty; the union contracts or other agreements delivered as part of Schedule 3.14(b) constitute all agreements with the unions or other collective bargaining groups relating to the Business, and there are no other arrangements or established practices relating to the employees covered by any collective bargaining agreement; and Schedule 3.14(b) contains as of the Closing Date a list of all arbitration or grievance proceedings relating to the Business that have occurred since the Balance Sheet Date. No one has petitioned within the last five years, and no one is now petitioning, for union representation of any employees of Seller relating to the Business. Seller has not experienced any labor strike, slow-down, work stoppage, or other job action during the last five years relating to the Business.

          3.15 Taxes.

               (a) Seller has timely filed all requisite federal, state, local and other tax and information returns due for all fiscal periods ended on or before the Closing Date. All such returns are accurate and complete. Except as set forth on Schedule 3.15, there are no open years, examinations in progress, extensions of any statute of limitations or claims against Seller relating to federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the Closing Date and no notice of any claim for taxes has been received. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal income, and state franchise, income and sales tax returns of Seller for the last three fiscal years are attached as part of Schedule 3.15. Seller has not been contacted by any federal, state or local taxing authority regarding a prospective examination.

               (b) Except as set forth on Schedule 3.15 (which schedule also includes the amount due) Seller has duly paid all taxes and other related charges required to be paid prior to the Closing Date. The reserves for taxes contained in the Financial Statements are adequate to cover the tax liability of Seller as of the Closing Date.

               (c) Seller has withheld all required amounts from their employees for all pay periods in full and complete compliance with the withholding provisions of applicable federal, state and local laws. All required federal, state and local and other returns with respect to income tax withholding, social security, and unemployment taxes have been duly filed by Seller for all periods for which returns are due, and the amounts shown on all such returns to be due and payable have been paid in full.

          3.16 Copies Complete; Consents and Approvals. Except as disclosed on Schedule 3.16, the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents that have been delivered to Buyer in connection with the transactions contemplated hereby are complete and accurate as of the Closing Date and are true and correct copies of the originals thereof.
None of such leases, instruments, agreements, licenses, permits, certificates or other documents requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby, except such consents and approvals as are listed on Schedule 3.16, all of which will have been obtained prior to the Closing Date.

          3.17 Customers, Billings, Current Receipts and
Receivables. Schedule 3.17 is a current, accurate and complete list of, and includes:

               (a) the customers of the Business that Seller serves on an ongoing basis, including name, location and current billing rate, as of the Closing Date; and

               (b) an accurate and complete aging of all accounts and notes receivable from customers as of the last day of the month preceding the Closing Date, showing amounts due in 30-day aging categories. Except to the extent of the allowance for bad debts reflected on the Financial Statements or otherwise disclosed on
Schedule 3.17, Seller's accounts and notes receivable are collectible in the amounts shown on Schedule 3.17.

Since the Balance Sheet Date, Seller has not lost any customers and no customers have threatened or otherwise informed Seller that they intend to discontinue doing business with Seller. Seller has no knowledge of any intention of any of such customers that operates a coal mine to terminate or reduce the scope of its operations at the locations served by the Business, and none of such customers has indicated to Seller that it is considering terminating or reducing the scope of any of its operations at any of such locations.

          3.18 Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for Seller or the Members in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of Seller or the Members.

          3.19 Closing Date Debt; Closing Date Current Assets and
Closing Date Current Liabilities.

               (a) At the Closing, Seller shall prepare and deliver to Buyer Schedule 3.19, which shall set forth the amount of
(i) the aggregate debt (excluding trade payables) of Seller outstanding on the Closing Date relating to the Business, which debt will be repaid at or immediately after the Closing Date, including in each case all interest accrued through and including the Closing Date and all prepayment penalties to be incurred in connection with the repayment of any such debt required to be repaid, plus (ii) the present value of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) included in the Assumed Contracts or encumbering the Assets and (iii) the present value, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to Seller by a third party lender in connection with its most recent borrowing to finance equipment, of all lease obligations that are not capitalized lease obligations included in the Assumed Contracts or encumbering the Assets (the "Closing Date Debt").

               (b) Schedule 3.19(b) sets forth the amount of the aggregate current liabilities (excluding accrued but unpaid liabilities for taxes and the current portion of long term debt to the extent such current portion is included in the Closing Date
Debt) and trade payables of Seller relating to the Business as of the Closing Date (the "Closing Date Current Liabilities") and the amount of the aggregate current assets of the Seller relating to the Business as of the Closing Date and the accounts receivable of the Seller relating to the Business earned prior to the Closing Date and collectible (less an allowance for doubtful accounts) on or after the Closing Date (the "Closing Date Current Assets").

          3.20 Compliance With Laws.  Except as disclosed on
Schedule 3.20, Seller has materially complied with, and Seller is presently in material compliance with, federal, state and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to Seller relating to the Business (collectively "Laws"), including, but not limited to, Laws relating to the public health, safety or protection of the environment (collectively, "Environmental Laws"). Except as disclosed on Schedule 3.20, there has been no assertion by any party that Seller is in material violation of any Laws. Specifically and without limiting the generality of the foregoing, except as disclosed on Schedule 3.20:

               (a) Except as permitted under applicable laws and regulations, including, without limitation, the Federal Resource Conservation Recovery Act, 42 USC section 6901 et seq. ("RCRA"), the Business has not accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Material
(as defined in Section 3.20(e) below) nor has it accepted, processed, handled, transferred, generated, treated, stored or disposed of asbestos, medical waste, radioactive waste or municipal waste, except in compliance with Environmental Laws.

               (b)  During Seller's leasing of the Facility
Property leased by Seller and prior to Seller's leasing of such Facility Property, no Hazardous Material, other than that allowed under Environmental Laws, including, without limitation, RCRA, has been disposed of, or otherwise released on any Facility Property.

               (c)  During Seller's leasing of the Facility
Property leased by Seller and prior to Seller's leasing of such Facility Property, no Facility Property has ever been subject to nor has Seller received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from any Facility Property. There are no pending and no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition of any Facility Property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

               (d) Except as allowed under Environmental Laws, the Business has not knowingly sent, transported or arranged for the transportation or disposal of any Hazardous Material, to any site, location or facility.

               (e) As used in this Agreement, "Hazardous Material" shall mean (i) any substances defined as "Hazardous Waste" in 40 CFR 261, and in any corresponding Utah statute or regulation; and
(ii) any substance the presence of which requires remediation pursuant to any Environmental Laws.

          3.21 Patents, Trademarks, Trade Names, etc.  Schedule
3.21 lists all patents, trade names, fictitious business names, trademarks, service marks, and copyrights owned by Seller or which they are licensed to use in connection with the Business (other than licenses to use software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to retail purchasers of such software). No patents, trade secrets, know-how, intellectual property, trademarks, trade names, assumed names, copyrights, or designations used by Seller in the Business infringe on any patents, trademarks, or copyrights, or any other rights of any person. Neither Seller nor any of the Members knows or has any reason to believe that there are any claims of third parties to the use of any such names or any similar name, or knows of or has any reason to believe that there exists any basis for any such claim or claims.

          3.22 Assets, etc., Necessary to the Business. Seller owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and, except as disclosed on Schedules 3.4, 3.8(a), 3.12(a) and 3.16, are a party to all Governmental Permits and other agreements necessary to permit Seller to carry on the Business as presently conducted.

          3.23 Suppliers and Customers. Seller has no knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers supplying products, components, materials or providing use of, or access to, landfills or disposal sites to Seller intends to cease providing such items to Seller, nor does Seller have knowledge of any fact (other than general economic and industry conditions) which gives Seller reason to believe that any of the customers of the Business intends to terminate, limit or reduce its business relations with Seller relating to the Business.

          3.24 Absence of Certain Business Practices. Neither Seller nor any of the Members has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business in connection with any actual or proposed transaction which (a) might subject Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the financial condition, business or results of operations of the Business, or (c) if not continued in the future, might adversely affect the financial condition, business or operations of the Business or which might subject Buyer to suit or penalty in any private or governmental litigation or proceeding.

          3.25 Disclosure Schedules. Any matter disclosed by Seller on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

          3.26 No Misleading Statements. The representations and warranties of Seller and the Members contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to Buyer and their representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

          3.27 Accurate and Complete Records. The books, ledgers, financial records and other records of Seller relating to the
Business:

               (a) have been made available to Buyer and its agents at Seller's offices or at the offices of Buyer's attorneys or Seller's attorneys;

               (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations; and

               (c) are accurate and complete in all material respects, and reflect all material transactions.

          3.28 Intentionally Omitted.

          3.29 Investment Representations. Seller, and each of the Members (should any of the WCI Stock be distributed by Seller to the Members), further represent that:

               (a) Seller and each of the Members are "accredited investors" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Act"). Seller and each of the Members have such knowledge and experience in financial matters, either alone or with their professional advisors, that they are capable of evaluating the merits and risks of the investment in the WCI Stock.

               (b) Seller's principal place of business is located in the State of Utah and each of the Member's principal residence is located in the State of Utah.

               (c) Seller and each of the Members have had access to such information relating to WCI as they feel is reasonably necessary to make an informed investment decision with respect to the WCI Stock, including, without limitation, WCI's Prospectus dated May 21, 1998. Seller and each of the Members understand that the WCI Stock is not covered by the Prospectus, but rather that such Prospectus has been given to Seller and each of the Members to provide them information about WCI.

               (d) Seller and each of the Members have had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain additional information that WCI possesses or can obtain without unreasonable effort or expense that is necessary to verify the accuracy of the information provided.

               (e) Seller and each of the Members are acquiring the WCI Stock pursuant to this Agreement for its own account, not as a nominee or agent. No one else has any interest, beneficial or otherwise, in any of the WCI Stock.

               (f) Seller and each of the Members are able to bear the economic risk of such an investment in the WCI Stock, are aware that they must be prepared to hold such WCI Stock for an indefinite period and are aware that the shares of the WCI Stock have not been registered under the Act, or registered or qualified under the California Corporate Securities Law of 1968, as amended, or any other securities law, on the ground, among others, that no unregistered distribution or public offering of the WCI Stock is to be effected and that the shares of the WCI Stock are being issued by WCI without any public offering within the meaning of section 4(2) of the Act.

               (g) Without in any way limiting the representations herein, Seller and each of the Members further agree that they shall not encumber, pledge, hypothecate, sell, transfer, assign or otherwise dispose of, or receive any consideration for, any shares of the WCI Stock or any interest in them, unless and until prior to any proposed encumbrance, pledge, hypothecation, sale, transfer, assignment or other disposition, (i) a registration statement on Form S-1 or S-3 (or any other form appropriate for the purpose or replacing such form) under the Act with respect to the shares proposed to be transferred or otherwise disposed of shall be then effective (ii)(a) he shall have furnished WCI with a detailed statement of the circumstances of the proposed disposition, and
(b) he or she shall have furnished WCI with an opinion of counsel or no-action letter issued by the Staff of the Securities and Exchange Commission ("SEC") (obtained at Seller's and each of the Member's expense) in form and substance satisfactory to WCI to the effect that such disposition will not require registration of any such WCI Stock under the Act or qualification of any such shares under any other securities law; or (iii) Rule 144 is available with respect to such transaction; provided, however, that nothing in this paragraph (g) shall prevent Seller or the Members from pledging shares of the WCI Stock to a broker in a margin transaction if such broker agrees to adhere to the restrictions on the transfer of shares of WCI Stock set forth in this Agreement.

               (h) Seller and each of the Members understand and agree that each certificate or other instrument representing the WCI Stock will bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) which legend restricts the sale, transfer or other disposition of the WCI Stock otherwise than in accordance with Section 3.29(g) of this Agreement provided, however, that WCI shall, on the request of Seller or one of the Members, cause such legends to be removed from the certificates or other instrument evidencing the WCI Stock if Seller or such Member has held such WCI Stock for the period contemplated by Rule 144(k) under the Act and if Seller or such Member is not then and has not been during the three months preceding such request an affiliate of WCI (as defined in Rule 144 under the Act).

               (i) Seller and each of the Members understand and agree that the WCI Stock will be "restricted securities" as that term is defined in Rule 144 under the Act and, accordingly, that the WCI Stock must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.

               (j) Seller and each of the Members hereby agree that, during the period of duration specified by WCI and an underwriter of the WCI Stock or other securities of WCI, following the effective date of a registration statement filed under the Act for the first public offering of WCI's Common Stock, it shall not, to the extent requested by WCI and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of WCI held by it at any time during such period except the WCI Stock included in such registration; provided, however, that:

               (k) all officers and directors of WCI, enter into similar agreements; and

               (l) such market stand-off time period shall not exceed 180 days.

          In order to enforce the foregoing covenant, WCI may impose stop-transfer instructions with respect to the WCI Stock until the end of such period.

     4.   REPRESENTATIONS AND WARRANTIES OF WCI AND BUYER

     WCI and Buyer, jointly and severally, represent and warrant to Seller and each Member that each of the following representations and warranties is true as of the Closing Date, and agree that such representations and warranties shall survive the Closing:

          4.1 Existence and Good Standing. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to transact business as a foreign corporation in the State of Utah.

          4.2 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by WCI and Buyer, and, subject to the due authorization, execution and delivery by Seller and each of the Members, constitutes a legal, valid and binding obligation of WCI and Buyer. Each of WCI and Buyer has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on the Business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to Buyer or WCI: (b) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of Buyer or WCI; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which Buyer or WCI is a party or by which either is bound.

          4.3  Prospectus.  The information contained in WCI's
Prospectus, dated May 21, 1998, is materially complete and accurate in all respects as of this date.

          4.4 No Misleading Statements. The representations and warranties of WCI and Buyer contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to Seller and the Members pursuant hereto are materially complete and accurate, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading as of the Closing Date.

     5.   CLOSING DELIVERIES

     At the Closing or at the time otherwise indicated, the respective parties shall make the deliveries indicated:

          5.1  WCI's and Buyer's Deliveries.

               (a) WCI shall deliver the Purchase Price required to be delivered on the Closing Date pursuant to Section 1.5; provided, however, that stock certificates representing shares of WCI Stock shall be delivered by WCI to Seller within two (2) to three (3) days after the Closing Date.

               (b) Buyer shall execute and deliver to each of Brad Kitchen, Heath Johnston and Craig Lewis an Employment Agreement substantially in the form of Exhibit 5.1(b) (the "Employment
Agreements");

               (c) WCI shall execute and deliver to Seller a Second Amended and Restated Investor's Rights Agreement
("Investor's Rights Agreement") in substantially the form of
Exhibit 5.1(c).

               (d) WCI shall execute and deliver the Notes to each of Brad Kitchen, Heath Johnston and Craig Lewis.

               (e) WCI and Buyer shall execute and deliver to Seller counterparts of the Bill of Sale (as defined in Section
5.2(a)) and the Assignment (as defined in Section 5.2(b)).

               (f) WCI shall payoff the Closing Date Debt as provided in Section 1.5.

          5.2  Seller's Deliveries.

               (a) Seller shall deliver to Buyer (and/or its designee) an executed bill of sale (the "Bill of Sale") and other instruments of transfer and conveyance for the full and complete transfer, conveyance, assignment and delivery to Buyer on the Closing Date of all of Seller's right, title and interest in and to all of the Assets, accompanied by all third party consents required with respect thereto, including, without limitation, written evidence of the release of the liens and encumbrances with respect to the Assets;

               (b) Seller shall deliver to Buyer an executed assignment or transfer of the Assumed Contracts and Governmental
Permits (the "Assignment") accompanied by all third party consents required with respect thereto;

               (c) Seller shall deliver to Buyer (and/or its designee) all motor vehicle registrations and ownership documents for the motor vehicles being acquired by Seller;

               (d)  Seller shall deliver to Buyer Uniform
Commercial Code financing statement searches from the State of Utah, dated within 15 days prior to the Closing Date, with an unofficial update on the Closing Date obtained from Information America or another reporting service, showing that there are no security interests, judgments, taxes, other liens or encumbrances outstanding against the Assets except as disclosed on Schedule 3.6.

               (e) Seller shall deliver to Buyer an opinion of counsel for Seller, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 5.2(e).

               (f) Seller shall execute and deliver such other documents and instruments as are reasonably requested by WCI or Buyer in order to consummate the transactions contemplated by this Agreement.

               (g)  Seller shall deliver to Buyer evidence
satisfactory to Buyer showing that all written employment contracts and all oral employment contracts other than those that are terminable "at will" without payment of severance (other than normal severance benefits approved by Buyer) or other benefits with non-union employees of Seller (including, without limitation, rights to obtain equity in the Business or Assets) have been terminated, effective on or before the Closing Date.

               (h) Seller shall deliver to Buyer counterparts of the Employment Agreements.

               (i) Seller shall deliver to Buyer counterparts of the Investor's Rights Agreement.

     6.   INDEMNIFICATION

          6.1  Indemnity by Seller, the Members.  Subject to
Section 6.2, Seller and the Members covenant and agree that they will, jointly and severally, indemnify and hold harmless WCI and Buyer and their respective directors, officers and agents and their respective successors and assigns (collectively the "Indemnitees"), from and after the date of this Agreement, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures, including, without limitation, any "Environmental Site Losses" (as such term is hereinafter defined) identified by a Indemnitee with respect to each of the following contingencies until the expiration of the applicable statute of limitations (all, the "Indemnity Events"):

               (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Seller or the Members pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI or Buyer pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI or Buyer relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

               (b) The design, development, construction or operation of any "Environmental Site" as hereinafter defined, or the installation or operation of an Underground Storage Tank ("UST") during any period on or prior to the Closing Date. As used in this Agreement, "Environmental Site" shall mean any facility, any UST and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property owned, leased, controlled or operated by Seller or the Members or by any predecessor thereof on or prior to the Closing Date and used in the Business, provided however, as to activities of such predecessors, only to the extent that Seller or the Members had knowledge of such activities. As used in this Agreement, "Environmental Site Losses" shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities on or affecting any facility, any UST or any other Environmental Site, including, but not limited to (x) any actual or alleged violation of any law or regulation respecting the protection of the environment, including, but not limited to, RCRA and CERCLA or any other law or regulation respecting the protection of the air, water and land and (y) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any "Release" (as defined below) of pollutants (including odors) or Hazardous Substances from any facility, any UST or any other Environmental Site resulting from activities thereat, whether such Release is into the air, water (including groundwater) or land and whether such Release arose before, during or after the Closing Date. The term "Release" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment.

               (c) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incident to any of the foregoing.

          6.2  Limitations on Seller's and the Members'
Indemnities. The maximum amount which the Indemnitees can recover as a result of one or more Indemnity Events pursuant to the provisions hereof for Claims shall not in the aggregate exceed the Purchase Price.

          6.3  Notice of Indemnity Claim.

               (a) In the event that any claim ("Claim") is hereafter asserted against or arises with respect to any Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, Indemnitee shall notify Seller and the Members (collectively, the "Indemnifying Party") in writing thereof (the "Claims Notice") within 60 days after (i) receipt of written notice of commencement of any third party litigation against such Indemnitee, (ii) receipt by such Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such Indemnitee, or (iii) such Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the Indemnitee.

               (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) do not exceed the limit set forth in
Section 6.2 at the time the Claim is made, by the Indemnifying Party's own counsel; provided, however, the Indemnifying Party may assume and undertake the defense of such a third party Claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to fully indemnify Indemnitee with respect to such action. Indemnitee may participate, at WCI's Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party.

               (c) If, within 30 days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have provided the written agreement required by Section 6.3(b) and elected to defend the Claims, Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. The Indemnifying Party shall promptly, and in any event within 30 days reimburse Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

               (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 6.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder but only to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.
               (e) In the event both the Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel, the Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the Indemnitee and the Indemnifying Party in the same action or proceeding and the Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

          6.4 Survival of Representations, Warranties and Agreements. The representations and warranties of the parties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "Representations and Warranties") and the liability of the party making such Representations and Warranties for breaches thereof shall survive the consummation of the transactions contemplated hereby. The parties hereto in executing and delivering and in carrying out the provisions of this Agreement are relying solely on the representations, warranties, Schedules, Exhibits, agreements and covenants contained in this Agreement, or in any writing or document delivered pursuant to the provisions of this Agreement, and not upon any representation, warranty, agreement, promise or information, written or oral, made by any persons other than as specifically set forth herein or therein.

          6.5 No Exhaustion of Remedies or Subrogation; Right of Set Off. Seller and the Members waive any right to require any Indemnitee to (i) proceed against any other person or (iii) pursue any other remedy whatsoever in the power of any Indemnitee. Buyer may, but shall not be obligated to, set off against any and all payments due Seller under this Agreement or any other agreement between the parties, any amount to which WCI, Buyer or any other Indemnitee is entitled to be indemnified hereunder with respect to any Indemnity Event. Such right of set off shall be separate and apart from any and all other rights and remedies that the Indemnities may have against Seller and the Members or their successors.

     7.   OTHER POST-CLOSING COVENANTS OF SELLER, THE Members, WCI
AND BUYER

          7.1 Restrictive Covenants. Seller, the Members, the Members' and Affiliates acknowledge that (i) WCI and Buyer, as the purchasers of the Assets (including the goodwill of the Business), are and will be engaged in the same business as the Business; (ii) Seller, the Members, the their Affiliates are intimately familiar with the Business; (iii) the Business is currently conducted in the State of Utah and WCI and Buyer, directly and indirectly through their Affiliates, currently conduct business in Utah and intend, by acquisition or otherwise, to expand the Business into other geographic areas of Utah where it is not presently conducted; (iv) Seller, the Members, and their Affiliates have had access to trade secrets of, and confidential information concerning, the Business;
(v) the agreements and covenants contained in this Section 7.1 are essential to protect the Business and the goodwill being acquired; and (vi) Seller, the Members, and their Affiliates have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 7 will not impair such ability. Seller and the Members covenant and agree as set forth in (a), (b) and (c) below with respect to the Business:

               (a) Non-Compete. For a period commencing on the Closing Date and terminating five years thereafter (the "Restricted Period"), Seller, the Members, and their Affiliates shall not, anywhere in the city of Orem, Utah and Carbon, Davis, Duchesne, Juab, Millaro, Morgan, Salt Lake, Sanpete, Summit, Tooele, Utah Wasatch and Weber Counties, Utah, directly or indirectly, acting individually or as the owners, shareholders, partners, or employees of any entity, (i) engage in the operation of a solid waste collection, transporting, disposal and/or composting business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in such activities; or (iii) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that any of Seller or the Members may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided none of Seller or the Members is a controlling person of, or member of a group which controls, such business and further provided that Seller and Members do not, in the aggregate, directly or indirectly, own 2% or more of any class of securities of such business.

               (b)  Confidential Information.  During the
Restricted Period and thereafter, Seller, the Members and their Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business ("Confidential Information"), including without limitation, the existence of and terms of this Agreement, know-how, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding practices and policies, product development techniques or plans, and technical processes; provided, however, that the term "Confidential Information" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by Seller or any of the Members, or (ii) is general knowledge in the solid waste handling and landfill business and not specifically related to the Business.

               (c) Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of Seller or made available to Seller relating to the Business (other than those relating to the Excluded Assets and the Excluded Liabilities), but excluding any materials maintained by any attorneys for Seller prior to the Closing, are and shall be the property of WCI or Buyer and have been delivered or will be delivered or made available to WCI or Buyer at the Closing.

               (d) Non-Solicitation. Without the consent of WCI, which may be granted or withheld by WCI in its discretion, Seller, the Members and their Affiliates shall not, during the Restricted Period, solicit any employees of WCI, Buyer or their Affiliates to leave the employ of WCI, Buyer or their Affiliates and join Seller, any of Members or Affiliate in any business endeavor owned or pursued by any of them.

               (e) No Disparagement. From and after the Closing Date, none of Seller nor the Members shall, in any way to any customer or employee of the Business or Buyer, denigrate or derogate WCI, Buyer or any of their subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which are learned by Seller or the Members from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person if it adversely affects the regard or esteem in which such person or entity is held by such person. Without limiting the generality of the foregoing, none of Seller nor the Members shall, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any customer or employee of the Business or Buyer. This paragraph does not apply to the extent that testimony is required by legal process, provided that WCI has received not less than five days' prior written notice of such proposed testimony, or such lesser actual notice as Seller or any Member or Shareholder shall have.

          7.2 Rights and Remedies Upon Breach. If Seller, the Members or any Affiliate breaches, or threatens to commit a breach of, any of the provisions of Section 7.1(a), (b) or (d) herein (the "Restrictive Covenants"), WCI and Buyer shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Buyer at law or in equity:

               (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and Buyer and that money damages would not provide an adequate remedy to Buyer. Accordingly, in addition to any other rights or remedies, WCI and Buyer shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain Seller and the Members from any violation thereof.

               (b) Accounting. The right and remedy to require Seller and the Members to account for and pay over to WCI or Buyer all compensation, profits, monies, accruals, increments or other benefits derived or received by Seller or the Members as the result of any transactions constituting a breach of the Restrictive Covenants.

               (c) Severability of Covenants. Seller and Members acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

               (d) Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

               (e) Enforceability in Jurisdiction. WCI, Buyer, Seller and Members intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of WCI, Buyer, Seller and Members that such determination not bar or in any way affect Buyer's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

          7.3 Facility. If either WCI or Buyer decides to build or lease a facility in Orem, Utah, in which to operate its solid waste transportation and collection business, the Members will be given the opportunity to provide such facility at fair market value.

          7.4 Containers. Seller shall have the exclusive right of first refusal to select a vendor of its choice on all containers purchased by WCI in Utah, Idaho and Western Colorado.

     8.   TERMINATION OF AGREEMENT

          8.1 Termination by Buyer; by Seller. This Agreement may be terminated at any time prior to the Closing Date:

               (a) by Buyer, by written notice to Seller if the representations and warranties of Seller shall not have been true and correct in all respects as of the date when made; or

               (b) by Seller by written notice to WCI if the representations and warranties of Buyer shall not have been true and correct in all respects as of the date when made.

          8.2 Notice and Effect of Termination. On termination of this Agreement, the transactions contemplated herein shall forthwith be abandoned and all continuing obligations and liabilities of the parties under or in connection with this Agreement shall be terminated and of no further force or effect; provided, however, that nothing herein shall relieve any party from liability for any misrepresentation, breach of warranty or breach of covenant contained in this Agreement prior to such termination.

          8.3 Exclusive Negotiations. Following execution of this Agreement, Seller and Members shall not, and Seller shall not permit its employees or agents to, initiate, negotiate or discuss with any other person or entity the possible sale of all or substantially all of the Assets or the Business with any party other than Buyer. Seller and Members hereby confirm that no person or entity presently has or may acquire any rights to purchase or otherwise acquire the Assets or the Business.

     9.   GENERAL

          9.1 Additional Conveyances. Following the Closing, Seller and Buyer shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as Buyer or Seller may reasonably request for the purpose of carrying out this Agreement. Seller will cooperate with WCI and Buyer on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement.

          9.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI, Buyer and Seller and the heirs, legal representatives or assigns of the Members; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its or his responsibilities under this Agreement. Buyer may assign some or all of its rights hereunder to another Affiliate of WCI.

          9.3 Public Announcements. Except as required by law, Seller shall not make any public announcement or filing with respect to the transactions provided for herein without the prior written consent of WCI.

          9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          9.5 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage pre-paid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

If to Seller:                 Brad Kitchen
                              Contractor's Waste Removal
                              122 South Mountain Way Drive
                              Orem, UT  84058

With a copy to:               William Gray, Esq.
                              Parsons, Behle & Latimer
                              One Utah Center
                              201 S. Main Street, Suite 1800
                              Salt Lake City, Utah  84145

If to Buyer:                  Waste Connections, Inc.
                              2260 Douglas Boulevard, Suite 280
                              Roseville, California 95661
                              Attention:  Ronald J. Mittelstaedt

With a copy to:               Robert D. Evans, Esq.
                              Shartsis, Friese & Ginsburg LLP
                              One Maritime Plaza, 18th Floor
                              San Francisco, California 94111

          9.6 Attorneys' Fees. In the event of any dispute or controversy between WCI or Buyer on the one hand and Seller or Members on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party. Such award shall include post-judgment attorney's fees and costs.

          9.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to its conflict of laws provisions.

          9.8 Payment of Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder.

          9.9  Incorporation by Reference.  All Schedules and
Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

          9.10 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

          9.11 Number and Gender of Words. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

          9.12 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between Seller, the Members, WCI and Buyer and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by Seller, the Members, WCI and Buyer acting through their officers, thereunto duly authorized.

          9.13 Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

          9.14 Construction. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in California or Utah. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

          9.15 Affiliate. For purposes of this Agreement, the term "Affiliate" means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such person, and in the case of Seller includes directors and officers, in the case of individuals includes the individual's spouse, father, mother, grandfather, grandmother, brothers, sisters, children and grandchildren, and in the case of a trust includes the grantors, trustees and beneficiaries of the trust.

          9.16 Knowledge. Wherever reference is made in this Agreement to the "knowledge" of Seller or the Members, such term means the actual knowledge of Seller, the Members or any director, officer or management employee of Seller whose duties relate to the Business, or any knowledge which should have been obtained by Seller, the Members or such employee upon reasonable inquiry by a reasonable business person.

          9.17 EBITDA Ratio.  For purposes of this Agreement,
"EBITDA Ratio" means the ratio of EBITDA to the purchase price paid by WCI for another company as described in Section 1.9(b).


               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement by persons thereunto duly authorized as of the date first above written.

SELLER:                       Contractor's Waste Removal, L.C.

                              By:
                              Name: Brad Kitchen
                              Title: Manager


THE MEMBERS:                  Brad Kitchen

                              Heath Johnston


                              R. Scott McQuarrie

WCI:                          Waste Connections, Inc.

                              By:
                              Ronald J. Mittelstaedt
                              President, Chief Executive
                              Officer and Chairman

BUYER:                        Waste Connections of Utah, Inc.


By:                           Ronald J. Mittelstaedt
                              President

                                                  Exhibit 99.1




                    Waste Connections, Inc. Announces
                    Acquisition of Contractor's Waste


For Immediate Release

Roseville, California

Waste Connections, Inc. (NASDAQ:WCNX) announces today that it has closed the acquisition of the assets of Contractor's Waste Removal, LC in Orem, Utah, representing a new market entry.

Waste Connections, Inc. is a regional, integrated, solid waste services company that provides solid waste collection, transfer, disposal and recycling services in secondary markets of the Western U.S. The company serves more than 139,000 commercial, industrial and residential customers. Waste Connections, Inc. was founded in September 1997 and is headquartered in Roseville, California.

This press release contains forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the Company's limited operating history, ability to manage growth, the ability to identify, acquire and integrate acquisition targets, the potential inability to finance the Company's growth, dependence on management, and the other risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

6/9/98

CONTACT:

Waste Connections, Inc. (916) 772-2221
Steven F. Bouck
Chief Financial Officer